Exhibit 99.1

Hanger Announces Suspension of Trading on the New York Stock Exchange and the Commencement of Trading on the Facilities of the OTC Markets Group Inc.; Expects NYSE Delisting

AUSTIN, Texas, February 26, 2016— Hanger, Inc. (NYSE: HGR) (the “Company”) today announced that the Company’s common stock has been suspended from trading, effective today, on the New York Stock Exchange (“NYSE”).  The suspension is a result of the Company’s non-compliance with NYSE listing standards due to its failure to file its Annual Report on Form 10-K for its year ended December 31, 2014 with the Securities and Exchange Commission (the “SEC”).  The delay in filing is due to the time the Company has found necessary for it to evaluate accounting misstatements and other considerations detected in its previously filed financial statements and other financial data, and to prepare restated financial statements that address these issues.  The Company disclosed in a Current Report on Form 8-K filed on February 26, 2016, that, based on new information and certain related recent developments,  although it is not able to set a time frame for when the filing of its reports with the SEC will commence, it does not currently expect to file any periodic reports prior to the fourth quarter of 2016.

The NYSE had provided the Company an extension through March 19, 2016 to file its Annual Report on Form 10-K for 2014.  Due to the Company’s determination that it will be unable to meet this extended compliance date, the NYSE suspended the Company’s common stock from trading today and announced that it was initiating delisting procedures.  The Company expects that its shares of common stock will begin trading on Monday, February 29, 2016 under the symbol “HNGR” on the OTC Pink, which is operated by OTC Markets Group Inc.

The Company has provided additional information regarding its expected move to the over-the-counter-market through facilities of the OTC Markets Group Inc. in a frequently asked questions section in the investor relations tab located on the Company’s website (www.hanger.com).

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions.  With over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes, including the investigation being conducted on behalf of the Audit Committee of the Board of Directors, that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review, including the completion of the investigation being conducted on behalf of the Audit Committee of the Board of Directors; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the timing of further action taken by the New York Stock Exchange relating to delisting procedures relating to the Company’s common stock; the timing of the commencement of trading of the Company’s common stock on the over-the-counter market; the ability of market makers to develop a liquid trading market for the Company’s common stock on the over-the-counter market; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended June 30, 2014 as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015, each as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof.

SOURCE Hanger, Inc.

Investor Contact:

Paul Severt, Vice President, Corporate Finance and Treasurer

Hanger, Inc., (512) 777-3666